UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

VIRIDIAN THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36483	47-1187261
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

221 Crescent Street, Suite 401 Waltham, MA	02453
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 272-4600

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VRDN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective December 15, 2023, the board of directors (the “Board”) of Viridian Therapeutics, Inc. (the “Company”) adopted the Fourth Amended and Restated Bylaws of the Company (the “Bylaws”). The Bylaws have been amended to designate the federal district courts of the United States as the sole and exclusive forum for any complaint asserting a cause of action arising under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing summary of the changes effected by the Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On December 18, 2023, the Company issued a press release announcing positive clinical data in its healthy volunteer study and the selection of VRDN-003 as a potential best-in-class subcutaneous (“SC”) anti insulin-like growth factor-1 receptor (“IGF-1R”) program with extended half-life for pivotal development in thyroid eye disease (“TED”). The Company will host a conference call and webcast today, Monday, December 18, 2023 at 8:00 a.m., Eastern Time, to discuss the data results and other updates.

A copy of the press release and the data presentation that will be referenced during the conference call are furnished as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The exhibits furnished under Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, regardless of any general incorporation language in such filing.

Item 8.01	Other Events.

On December 18, 2023, the Company announced the selection of VRDN-003 as its lead SC program for TED based on positive data from a Phase 1 clinical study in healthy volunteers. The data showed that VRDN-003 has an extended half-life of 40-50 days, about 4-5 times longer than VRDN-001 and based upon comparisons of publicly disclosed data, significantly longer than other first generation anti IGF-1R antibodies. VRDN-003 was well tolerated and exhibited sustained pharmacodynamics supporting its development as a potential best-in-class, more convenient, less frequent, low-volume, self-administered, subcutaneous IGF-1R therapy for patients with TED.

VRDN-003 Results

VRDN-003 is a monoclonal antibody that acts as a full antagonist of IGF-1R, a clinically and commercially validated target for TED. VRDN-003 utilizes the same binding domain as VRDN-001 and is engineered with three amino acid changes to the Fc region designed to extend the half-life of the parent antibody, and therefore potentially enabling less frequent and more convenient dosing. VRDN-003 is designed to maintain the clinical response of VRDN-001 IV while significantly increasing patient convenience.

•

Study Design: VRDN-003 was dosed in four single dose cohorts of healthy volunteers at a concentration of 150 mg/ml receiving 5 mg/kg IV (n=4), 300 mg SC (n=6), 15 mg/kg IV (n=4) and 600 mg SC (n=6). A fifth cohort of two doses of VRDN-003 (n=4) is ongoing.

•	Summary of Results:

•	Extended Half Life: VRDN-003 pharmacokinetics data showed an extended half-life of 40-50 days, which is a 4-to-5-fold increase over the half-life of VRDN-001 (which showed a half-life of 10-12 days).

•

Prolonged Pharmacodynamics (“PD”): Following a single subcutaneous dose of VRDN-003, IGF-1 serum levels increased approximately 4-fold at peak. This was consistent with the increases in IGF-1 levels that have been shown in the clinic following a single dose of VRDN-001 SC and IV. IGF-1 is a PD biomarker for IGF-1R target engagement. IGF-1R inhibition by an anti-IGF-1R antibody demonstrated an increase in serum levels of its natural ligand IGF-1.

•

Well Tolerated: VRDN-003 was well tolerated in all subjects with no serious adverse events. All treatment-related, treatment-emergent adverse events were grade 1 (mild). In the reported dataset, no antidrug antibodies (“ADAs”) were detected.

•	Dosing Flexibility for Pivotal Development: VRDN-003 modeling demonstrates dosing flexibility for the program’s anticipated global pivotal development.

•	Q8W (dosing once every 8 weeks): Modeled dose schedule is predicted to achieve Cmin and Cavg exposure achieved with 3 mg/kg VRDN-001 IV.

•	Q4W (dosing once every 4 weeks): Modeled dose schedule is predicted to achieve Cmin exposures seen for 10 mg/kg VRDN-001 IV and exceed the Cavg exposure seen for 3 mg/kg by a factor of 2.

•	Q2W (dosing once every 2 weeks): Modeled dose schedule is predicted to exceed Cmin exposures seen for 20 mg/kg VRDN-001 IV and the Cavg exposures seen for 10 mg/kg VRDN-001 IV.

Based on the data reported, VRDN-003 has been selected as the Company’s go-forward candidate for subcutaneous development. The Company expects to initiate the VRDN-003 pivotal program in mid-2024, pending alignment with regulatory authorities. Based on these positive results and the expected development timeline for VRDN-003, both VRDN-001 SC and VRDN-002 SC development have been deprioritized.

VRDN-001 SC and VRDN-002 Results

VRDN-001 SC is a subcutaneous formulation of the same antibody being evaluated as an IV product candidate in the company’s ongoing Phase 3 THRIVE and THRIVE-2 clinical trials. The Phase 1 healthy volunteer study included a cohort of the SC formulation of VRDN-001 at a concentration of 150 mg/ml dosed in two single dose cohorts of healthy volunteers either receiving 3.5 mg/kg IV (n= 8) or 300mg SC (n=8). SC data showed an expected half-life of 10-12 days. Q1W dosing of VRDN-001 SC was modeled to achieve or exceed exposures shown for 10 mg/kg VRDN-001 IV and would be expected to achieve comparable clinical response to VRDN-001 10 mg/kg IV. VRDN-001 SC also showed an increase in IGF-1 levels similar to VRDN-001 IV and VRDN-003 SC. VRDN-001 SC was well tolerated in all subjects with no serious adverse events. All treatment-related, treatment-emergent adverse events were grade 1 (mild) and grade 2 (moderate).

VRDN-002 is a different and novel monoclonal antibody targeting IGF-1R as compared to VRDN-001 or VRDN-003. Similar to VRDN-003, VRDN-002 was engineered to have an extended half-life to allow for less frequent dosing. VRDN-002 SC was dosed at a concentration of 150 mg/ml in two single dose cohorts of healthy volunteers, either receiving 3.5mg/kg IV (n=8) or 300mg SC (n=8). Healthy volunteer data for VRDN-002 showed an extended half-life of 43 days as previously disclosed. VRDN-002 also showed a prolonged pharmacodynamic effect and increased IGF-1 levels, but the magnitude of increase was not as great as with VRDN-003 or VRDN-001. VRDN-002 was well tolerated in all subjects with no serious adverse events. All treatment-related, treatment-emergent adverse events were grade 1 (mild). No ADAs were detected.

Next Steps for the Development of VRDN-003 in TED

Based on the results reported, the company expects to initiate global pivotal clinical trials of VRDN-003 in mid-2024 with planned trials in both active and chronic TED patients pending alignment with regulatory authorities.

Forward-Looking Statements

This Current Report on Form 8-K and the press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of words such as, but not limited to, “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” or other similar terms or expressions that concern the Company’s expectations, plans and intentions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations, and assumptions. Forward-looking statements include, without limitation, statements regarding: the therapeutic potential and utility, efficacy and clinical benefits of VRDN-003 for TED; the expected exposure levels of VRDN-003; the safety profile of VRDN-003; the potential dosing frequency for VRDN-003; trial designs, clinical development plans and timing for VRDN-003, including the global pivotal clinical trials of VRDN-003 in active and chronic TED patients; the expected attractiveness of VRDN-003 and convenience for patients; and anticipated work with regulatory authorities. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements. Such forward-looking statements are subject to a number of material risks and uncertainties including but not limited to: the potential efficacy and safety of VRDN-001, VRDN-002, and VRDN-003 for the treatment of TED; the potential for VRDN-006 and VRDN-008; the relationship between the results from the positive data from completed or ongoing clinical trials and the results of ongoing or future clinical trials; the timing, progress and plans for the Company’s ongoing or future research, pre-clinical and clinical development programs; trial protocols for ongoing clinical trials; expectations regarding the timing for IND filings; expectations regarding the timing for enrollment and data; uncertainty and potential delays related to clinical drug development; the duration and impact of regulatory delays in the Company’s clinical programs; the timing of and the Company’s ability to obtain and maintain regulatory approvals for its therapeutic candidates; manufacturing risks; competition from other therapies or products; estimates of market size; other matters that could affect the sufficiency of existing cash, cash equivalents and short-term investments to fund operations; the Company’s financial position and its projected cash runway; the Company’s future operating results and financial performance; the clinical utility of the Company’s therapeutic candidates and its intellectual property position; the timing of pre-clinical and clinical trial activities and reporting results from same, including those risks set forth under the caption “Risk Factors” in the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) on November 13, 2023 and other subsequent disclosure documents filed with the SEC. Any forward-looking statement speaks only as of the date on which it was made. Neither the Company, nor its affiliates, advisors, or representatives, undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

The following risk factor is provided to supplement the Company’s risk factor disclosure contained in the Company’s prior public filings, including those discussed under the heading “Item 1A. Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023.

Preliminary data from our clinical trials that we announce or publish are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we publish preliminary data from our clinical trials. On December 18, 2023, we reported clinical data from our Phase 1 clinical study in healthy volunteers and announced the selection of VRDN-003 as our lead subcutaneous program for TED. This data set includes preliminary data which was not subject to the standard quality control measures typically associated with final clinical trial results. Based on the comparable pharmacology of VRDN-003 and VRDN-001, we believe VRDN-003 can maintain the clinical response of VRDN-001 IV while significantly increasing patient convenience. However, the data from our Phase 2 trials for VRDN-001 may also not be fully reflective of topline results for our Phase 3 THRIVE and THRIVE -2 trials which are expected in 2024. Topline or preliminary data from our clinical trials that we announce or publish from time to time, including the data from our Phase 1 study in healthy volunteers and the data for VRDN-001 from our ongoing trials, may change as more patient data become available, and we become subject to audit and verification procedures that could result in material changes in the final data. This creates a risk that the final results could be materially different from the preliminary results reported to date. Significant adverse differences between preliminary data and final data could materially harm our reputation and business prospects.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Description

3.1	Fourth Amended and Restated Bylaws of the Company, effective as of December 15, 2023.

99.1	Press release regarding data, dated December 18, 2023

99.2	Viridian Therapeutics, Inc. Data Presentation, dated December 18, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viridian Therapeutics, Inc.

Date: December 18, 2023	By:	/s/ Stephen Mahoney
Stephen Mahoney
President, Chief Executive Officer, and Director